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                                                                   EXHIBIT 10.19

                                  MORTGAGE LOAN
                      PURCHASE AND SALE OPERATING AGREEMENT

            AGREEMENT made as of this      day of February, 1996 between
AMERICAN HOME MORTGAGE, a New York corporation having its office and principal place of business at 60 East 42nd Street, New York, New York 10165 (hereinafter referred to as "Seller") and INDEPENDENCE SAVINGS BANK, a New York State Banking Corporation, having an office and principal place of business at 195 Montague Street, Brooklyn, New York 11201, (hereinafter referred to as "Purchaser").

                            W I T N E S S E T H:

            WHEREAS, Seller is a New York State Licensed Mortgage Banker engaged in the business of making loans to individual consumers (hereinafter referred to as "Borrowers") secured by first mortgage liens on real property improved by owner-occupied one to four family homes, individual condominium units or first liens on ownership interests in owner-occupied cooperative apartment units (hereinafter collectively referred to as "Loan" or "Loans"); and

            WHEREAS, Seller desires to sell Loans from time to time, on a non exclusive basis and Purchaser is willing to purchase Loans on a non exclusive basis offered to it by the Seller, under all of the terms and conditions hereinafter set forth; and

            WHEREAS, Purchaser and Seller have mutually agreed that upon the sale of any Loan under the terms and conditions hereinafter set forth, the servicing of the Loan sold shall be released to the Purchaser.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, it is agreed by and between the parties
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hereto as follows:

      1. PURCHASE AND SALE

            The Seller agrees to submit Loans to the Purchaser from time to time and the Purchaser agrees to purchase the Loans so delivered subject to compliance with and satisfaction of all terms and conditions set forth in this Agreement. Seller shall submit approximately $3,000,000.00 in such Loans to Purchaser per month, totalling approximately $36,000,000.00 in such Loans per year. It is understood however that the aforementioned minimum dollar amounts may be amended from time-to-time by mutual agreement of the Seller and Purchaser.

      2. PROCEDURE

            Individual Loans shall be purchased and sold according to the following procedure:

      2.1 Seller in the course of its business shall solicit individual Loan applications and register each such application with Purchaser by delivering a Notice of Registration in the form annexed as Exhibit "A". Such Notice of Registration shall include, among other things, the Borrower's name, address of the property to be liened, loan amount requested, mortgage product requested, anticipated loan-to-value ratio, and loan term. Upon receipt of such Notice, Purchaser in its sole discretion may accept or reject such application. In the event Purchaser accepts such application, Purchaser shall sign and date the Notice and confirm the interest rate applicable for such application. This interest rate shall equal a rate which is one quarter of one (0.25%) percent below the "Advertised Rate" as set forth in Exhibit "E" and shall be locked in for a period expiring ninety (90) days after the


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Notice of Registration is so dated by the Purchaser. The "Advertised Rate" may be changed from time-to-time, in the Purchaser's sole discretion, by written notice to the Seller in the form set forth as Exhibit "E".

      2.2 Seller shall thereafter deliver such applications to the Purchaser together with complete credit packages for each application, so registered (the "Application Package"). Each Application Package shall include all documents as set forth in Exhibit "B".

      2.3 Upon receipt of each Application Package, Purchaser shall review such Package promptly by application of its underwriting standards in effect at the time of receipt of the Application Package and provide Seller with written notice of Purchaser's acceptance or rejection of the Application Package by written Notice of Acceptance/Rejection. Purchaser's decision with respect to the acceptance or rejection of any Application Package shall be in Purchaser's sole discretion. Such Notice shall be given to Seller not later than three (3) business days after receipt of the Application Package by Purchaser, shall be in the form annexed as Exhibit "C" and shall include the names of the Borrowers, loan terms, address of the property to be liened and any additional terms or conditions to closing.

      2.4 Seller must close the Loan prior to the expiration date of the lock-in period as set forth in the Notice of Registration. After Seller closes the Loan, Seller shall deliver to Purchaser all documents set forth in Exhibit "D" annexed hereto. The form of all such documents shall be subject to the review and approval of Purchaser prior to the sale of the first Loan. All costs and expenses of origination and


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assignment of each Loan shall be borne by the Seller. Provided however that the
Purchaser shall reimburse the Seller for the payment of the one quarter of one (0.25%) percent mortgage tax required to be paid by lenders pursuant to New York State Tax Law Section 253-A. All Loans shall be closed by counsel for Seller as approved by Purchaser. Purchaser agrees that it will not object to closing documents prepared and accepted by closing counsel approved by Purchaser.

      2.5 Following the closing, provided Purchaser has (i) received all of the documents set forth above in Section 2.3 and Exhibit "D"; and (ii) determined such documentation to be acceptable and in accordance with all terms and conditions of the Notice of Acceptance/Rejection, Purchaser shall pay to Seller the Purchase Price as defined pursuant to Section 3 hereof. Purchaser shall inform Seller immediately as to any defect in the documentation delaying such purchase and shall allow Seller up to five (5) business days within which time any such defect must be corrected.

      3. TERMS/TYPES OF LOANS-PURCHASE PRICE

            Each Loan submitted to Purchaser shall conform in all respects to the Purchaser's One, Two, Three, Four or Five Year ARM loan product being offered at the time the application is registered. Each loan must be secured by a first mortgage lien on either real property improved by a one to four family residence or an individual condominium unit or a first lien on the stock and proprietary lease representing all ownership interest in an individual cooperative apartment unit (collectively, the "Mortgaged Property"). Each such Mortgaged Property must be occupied by the Borrower as his primary residence and each Mortgaged Property must


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be located in one of the following counties in New York State: New York, Kings,
Queens, Bronx, Richmond, Westchester, Nassau, Suffolk, Westchester and Rockland; in Fairfield County in Connecticut or in Passaic, Union, Hudson Middlesex, Bergen or Essex Counties in New Jersey. No Loan shall exceed the principal sum of $500,000.00. Upon the purchase of any Loan, the Purchaser will pay to the Seller the purchase price (hereinafter referred to as "Purchase Price") equal to one hundred and one half (100.5%) percent of the original principal balance of the Loan as closed for all Loans with original principal balances of $300,000.00 or less, and one hundred (100%) of the original principal balance of the Loan as closed for Loans exceeding $300,000.00, up to and including $500,000.00. Purchaser shall also pay to Seller per diem interest calculated at the Loan note rate from the date the Seller funded the Loan until date of receipt of Purchase Price by Seller as well as any mortgage tax reimbursement required under Section
2.4 and adjustments for any real estate, insurance and/or other escrows as may be applicable.

      4. PAYMENT OF PURCHASE PRICE

            Payment of the Purchase Price shall be made by the Purchaser by wire transfer of funds in accordance with the written instructions of the Seller. Purchaser agrees to pay Seller the Purchase Price hereof, as adjusted, immediately upon Seller's delivery to Purchaser and Purchaser's approval of the Loan Documents as set forth in Section 2.4 hereof but not prior to expiration of the Borrower's Right of Rescission.

      5. PREPAYMENT RESERVE ACCOUNT

            Prior to the purchase of the first Loan by Purchaser, Seller shall deliver to Purchaser the sum of $12,500.00 to be held in an


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interest bearing account to be maintained by the Purchaser designated "American
Home Mortgage - Prepayment Reserve" (hereinafter the "Reserve Account"). Seller shall continue to make payments into the Reserve Account equal to $12,500.00 each, at three (3) month intervals until such time as the balance in the Reserve Account equals $50,000.00. The amount to be held in the Reserve Account thereafter shall be reviewed annually commencing with the anniversary date of the purchase of the first Loan under this agreement and shall be adjusted to equal the greater of $50,000.00 or one eighth of one (0.125%) percent of the total dollar amount of all loans purchased by the Purchaser in the preceding year.

      5.1 (a) In the event a Borrower exercises an option to prepay a Loan in full within twelve (12) months after purchase, Purchaser shall debit the Reserve Account for an amount equal to the premium above par that the Purchaser originally paid for the Loan.

            (b) Should any such prepayment occur within ninety (90) days from the date the Loan was purchased, the Seller shall reimburse the Reserve Account for the full amount of the debit caused by such prepayment.

      5.2 Any amount collected by Purchaser as a penalty for prepayment of any Loan shall be retained by the Purchaser.

      5.3 Upon termination of this Agreement or in the event that the Purchaser does not purchase any Loan from Seller pursuant to the terms of this Agreement for a period in excess of six (6) months, the Purchaser shall retain in the Reserve Account for a period of one year from the date of such termination a sum equal to the greater of


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$50,000.00 or one eighth of one (0.125%) percent of the total dollar amount of all Loans purchased by Purchaser during the preceding twelve month period.

      5.4 Purchaser agrees that for the purposes of this Section 5, the term "prepayment" shall only include a full prepayment of the entire principal balance of the Loan resulting from Borrower's exercise of his option to prepay. Any other unscheduled repayment of the Loan, whether by acceleration or otherwise, shall not be deemed a prepayment nor be subject to the provisions of this Section.

      5.5 Purchaser further agrees that prepayment of any Loan brought about by Purchaser's offer to or solicitation of a Borrower to refinance the Loan shall not subject the Reserve Account to any debit.

      6. SERVICING OF LOANS

            Purchaser shall service each Loan purchased hereunder. Both Purchaser and Seller shall deliver to the Borrower for each Loan such notices of transfer of servicing as each are required to provide pursuant to the Federal Real Estate Settlement Procedures Act. Purchaser may sell any Loan or the servicing on any Loan at any time after such Loan is sold to Purchaser.

      7. REPRESENTATIONS OF THE SELLER

            As of the date hereof, and upon the sale of any Loan to Purchaser, the Seller represents to the Purchaser that:

      7.1 The Seller is a corporation duly organized, validly existing, in good standing and a Licensed Mortgage Banker under the laws of the State of New York, has all necessary licensing and authorizations to originate and close Residential Loans in New Jersey and Connecticut and has the corporate power and authority to enter into and perform its obligations under this Agreement.


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      7.2 The Seller is authorized to do business in the State of New York and in any other state in which it makes loans.

      7.3 The Seller shall be the sole owner of each Loan, and shall have full authority to sell, transfer and assign the same to the Purchaser.

      7.4 Each borrower will have been at the time of completion of the Application and at the closing of a Loan, of full age and have a valid interest in the Mortgaged Property and all information in the Application Package is true, accurate and complete in all respects.

      7.5 No Loan is subject, in whole or in part, to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

      7.6 No Borrower shall be in default under any provision of the Loan note; the payment of the principal amount shown in the Loan note shall be secured by either a first mortgage or, for coop loans, a first lien, covering the Mortgaged Property; the mortgage, and for coop loans the loan security agreement, shall have been executed in the manner required by law for the conveyance of a first lien by all persons having an interest in the Mortgaged Property as set forth in the title insurance policy or, for coop loans, cooperative apartment search; and at the date of purchase by the Purchaser, the mortgage and the mortgage assignment and, for coop loans, the UCC-1 and UCC-3 financing statements shall have been submitted for recording in the land records of the jurisdiction in which the Mortgaged Property is situate.

      7.7 Each lien is a valid and subsisting first lien on the Mortgaged Property, and the Mortgaged Property is free and clear of all


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encumbrances and liens having priority over the lien of the mortgage except for those prior liens in the amounts set forth in the title report or cooperative apartment search or otherwise disclosed in writing to and approved by the Purchaser and liens for real estate taxes and special assessments not yet due and payable; the terms of the lien shall not have been waived, altered or modified in any respect, except those acceptable to Purchaser, in instruments of record described in a title insurance policy accompanying the mortgage or loan security agreement, as the case may be; the mortgage/loan security agreement shall not have been satisfied, in whole or in part, and the Mortgaged Property shall not have been released from the lien of the mortgage/loan security agreement, in whole or in part; and the Mortgaged Property shall be free of any and all asbestos and hazardous waste material and shall not have been damaged so as to adversely affect the value thereof.

      7.8 Seller has complied with all applicable State, Federal and local laws, rules and regulations as they are amended from time to time with respect to the brokering and processing of applications, loan commitments and the origination of the Loans, including but limited to: a) The Federal Truth in Lending Act and Regulation Z, b) The Federal Equal Credit Opportunity Act and Regulation B, c) The Federal Fair Credit Reporting Act, d) The Federal Real Estate Settlement Procedures Act and Regulation X, e) The Home Mortgage Disclosure Act and Regulation C, f) The Flood Hazard Protection Act and National Flood Insurance Reform Act of 1994, g) The Fair Housing Act, h) The National Affordable Housing Act, i) Parts 38, 39 and 82 of the General Regulations of the New York State Banking Board, and j) all applicable New Jersey and


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Connecticut state laws and regulations.

      7.9 In the event of a breach of any of Seller's representations contained in this Agreement and provided Purchaser notifies Seller in writing within ninety (90) days after the Purchaser becomes aware of such breach, Seller shall, within a reasonable time after such notice from Purchaser, repurchase the Loan for the then outstanding balance together with any premium over par paid by the Purchaser on the original sale of the Loan, and accrued but unpaid interest. Notice by Purchaser hereunder shall set forth in detail the facts constituting such breach. Seller shall also repurchase any Loan which falls more than sixty
(60) days delinquent within one year after its sale to Purchaser. Any Loan repurchased by Seller hereunder shall thereafter be serviced by Seller.

      7.10 It is understood and agreed that Purchaser shall in no way or event be liable to Seller for any and all claims made by any third party against Seller or in any way connected with Seller's origination of the Loans. Seller hereby indemnifies and holds the Purchaser, its directors, officers, and employees harmless from any and all claims, liabilities, loss, injury and/or damages including but not limited to incidental and consequential damages together with all costs and expenses relating thereto whether arising out of or resulting from a breach of any of Seller's representations in this Agreement or in any way connected with Seller's origination and sale of Loans under this Agreement. Seller hereby grants Purchaser a right of setoff against any and all property and/or accounts of Seller which Purchaser may have or control including, but not limited to the Reserve Fund, in the event any amounts due and owing under this indemnity or Section 7.9 remain unpaid


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beyond ninety (90) days after notice and demand.

      7.11 Seller agrees that it shall not engage in any kind of advertising or promotion regarding this Agreement with the Purchaser.

      7.12 While this Agreement is in full force and effect, Seller will permit Purchaser or its designees, at any reasonable time or times, to inspect, audit, check and make abstracts from Seller's books, accounts, records, correspondence or other papers or any matters pertaining to Loans purchased hereunder. Seller shall also submit annually to the Purchaser an audited annual financial statement within ninety (90) days after the end of each calendar year.

      7.13 Prior to any change in the equity ownership or composition of the Seller, Seller shall inform Purchaser in writing of such change.

      8. REPRESENTATIONS OF THE PURCHASER

            The Purchaser hereby represents to the Seller as follows:

      8.1 The Purchaser is duly qualified and permitted to transact the business contemplated by this Agreement;

      8.2 The execution of this Agreement on behalf of the Purchaser and the performance by the Purchaser of its obligations hereunder have been authorized by all necessary corporate action.

      8.3 After Purchaser's acceptance of any Application Package Purchaser shall not hold Seller liable in any way for any fraud, misrepresentation or other misstatement of or by the Borrower in connection with such Application Package, except any such fraud, misrepresentation or misstatement of which Seller has actual knowledge or should have knowledge by application of prudent underwriting standards.


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      9. INDEPENDENT CONTRACTOR

            This Agreement shall not be construed as creating an employer-employee or agency relationship, it being within the contemplation of the parties that all acts performed by the Seller in carrying out the provisions hereof shall be those of an independent contractor.

      10. TERMINATION

            This Agreement may be terminated by either party without cause on five (5) business days prior written notice to the other. Any such termination shall not apply to Loans for which a Notice of Registration has been issued by Purchaser. Upon termination, the obligations of the parties to each other shall cease, except those obligations on Loans for which a Notice of Registration has been issued, and except as set forth in Sections 5, 6, 7.9 and 7.10 hereof which shall continue, and the Purchaser and the Seller mutually agree to pay the appropriate party any monies that may be due under this Agreement as soon as practicable after the termination date.

      11. GOVERNING LAW

            This Agreement shall be governed by the laws of the State of New
York.

      12. ASSIGNMENT

            Neither this Agreement nor any of the rights granted hereunder may be assigned, or otherwise transferred by Seller without the prior written consent of the other. Any change in the composition of the ownership of the Seller, without the prior written approval of the Purchaser, shall be deemed to be an assignment under this paragraph.


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      13. NOTICES

            Any notice provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or otherwise actually received or five (5) business days after deposit in the United States mail, certified, postage prepaid, addressed as follows:

      If to the Seller:

      If to the Purchaser:         Gary M. Honstedt, First Vice President
                                   Independence Savings Bank
                                   195 Montague Street
                                   Brooklyn, New York 11201

or at such other place as either party may designate by notice given in accordance with this Section 13.

      14. AGREEMENT NON-EXCLUSIVE

            Both Purchaser and Seller understand that the mutual agreement to purchase and sell Loans is non-exclusive and that both parties are free to contract for the purchase and/or sale of loans under any other arrangement with any third parties as Purchaser and Seller, in their respective sole discretion, may decide.

      15. CONFIDENTIALITY

            Both Purchaser and Seller shall hold in confidence any information concerning any Borrower acquired in connection with the origination, administration and sale of any Loan under the terms of this Agreement.

      16. ENTIRE AGREEMENT

            This Agreement contains the entire understanding of the parties


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and shall not be modified except in writing and executed by duly authorized representatives of both the Purchaser and the Seller. This Agreement supersedes and incorporates all representations, promises, and statements, oral or written, made in connection with the subject matter of this Agreement and the negotiation hereof, and no such representation, promise or statement not written herein shall be binding on the parties. This Agreement shall be binding on the parties hereto and their successors in interest.

      17. SEVERABILITY

            Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      18. WAIVER

            Any waiver by either party of any of its rights hereunder, shall not be a waiver of any other, or further rights, either hereunder, or cognizable at law or equity, and shall apply only to the particular rights waived.

      19. COUNTERPARTS

            This Agreement may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.


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      20. HEADINGS

            The section headings are for reference and convenience only and shall not enter into the interpretation hereof.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective proper corporate officers on the day and year first above written.

                                        AMERICAN HOME MORTGAGE, Seller

                                        BY: /s/ Michael Strauss
                                           -------------------------------------


                                        INDEPENDENCE SAVINGS BANK, PURCHASER

                                        BY: [ILLEGIBLE]
                                           -------------------------------------

STATE OF NEW YORK    )
                     )   SS.:
COUNTY OF NEW YORK   )

      On the 29 day of February, 1996, before me personally came Michael Strauss to me known who, being by me duly sworn, did depose and say that he resides at New York, that he is the President of AMERICAN HOME MORTGAGE CORP., the corporation described in, and which executed the foregoing instrument by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

                                        /s/ Leonard Schoen Jr.
                                        ----------------------------------------
                                        Notary Public

                                                        LEONARD SCHOEN JR
                                                Notary Public, State of New York
                                                          No. 4950344
                                                  Qualified in Suffolk County
                                                Commission Expires April 24,1997


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STATE OF NEW YORK   )
                    )    SS.:
COUNTY OF KINGS     )

      On the 27th day of February, 1996, before me personally came Joseph S. [ILLEGIBLE] to me known who, being by me duly sworn, did depose and say that he resides at [ILLEGIBLE], that he is the Executive Vice President of INDEPENDENCE SAVINGS BANK, the corporation described in, and which executed the foregoing instrument by order of the Board of Trustees of said corporation, and that he signed his name thereto by like order.

                                        /s/ Julie Serrentino
                                        ----------------------------------------
                                        Notary Public

                                                        JULIE SERRENTINO
                                                Notary Public, State of New York
                                                         No. 43-4935098
                                                  Qualified in Richmond County
                                                Commission Expires June 20, 1996


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